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                         Exhibit 2

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                        POWER OF ATTORNEY
                        -----------------

KNOW ALL MEN BY THESE PRESENTS, that the undersigned,
Peter H. Kelley, President and Chief Operating Officer, and authorized representative of Southern Union Company (the "Com-pany"), constitutes and appoints Stephen A. Bouchard the true and lawful attorney-in-fact and agent of the Company, with full power of substitution and re-substitution, for the Company and in the name, place and stead of the Company, in any and all capacities, to sign this Schedule 13D of the Company and any and all amend-ments to this Schedule 13D, and to file the same, with all exhibits thereto, and all other documents in connection there-with, with the Securities and Exchange Commission (the "Commis-sion") and with such other persons as may be required under the rules of the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the Company might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Dated:  August 1, 1996

                      SOUTHERN UNION COMPANY




                      By:   PETER H. KELLEY
                            -------------------------------------
                            Peter H. Kelley
                            President and Chief Operating Officer
                            (Duly Authorized Representative)